                                                                    EXHIBIT 23.2



                         INDEPENDENT AUDITORS' CONSENT


   The Plan Administrator of the First International
       Bancorp, Inc. 401(k) Plan:


         We consent to the incorporation by reference in the Registration Statement of United Parcel Service, Inc. on Form S-8 of our report dated June 18, 2001 relating to the financial statements of the First International Bancorp, Inc. 401(k) Plan, appearing in the December 31, 2000 annual report on Form 11-K of the First International Bancorp, Inc. 401(k) Plan.


/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
June 18, 2002